Form of Notice of Withdrawal of Tender
Exhibit D

Notice of Withdrawal of Tender

Regarding Class A Shares in
Pine Grove Alternative Institutional Fund
Tendered Pursuant to the Offer to Purchase
Dated October 3, 2016
The Offer and Withdrawal Rights Will Expire on December 1, 2016,
and This Notice of Withdrawal Must Be Received by
Pine Grove Alternative Institutional Fund by,
12:00 Midnight, Eastern Time, on December 1, 2016,
Unless the Offer Is Extended.
Complete this form only if you would like to rescind your previous Tender Request.
Complete this Notice of Withdrawal and Return or Deliver to
Pine Grove Alternative Institutional Fund:
Regular Mail:
Attn. Transfer Agent
Atlantic Fund Services
PO Box 588
 Portland, ME 04112

Overnight Address:
Attn. Transfer Agent
Atlantic Fund Services
3 Canal Plaza, Ground Floor
 Portland, ME 04101
For additional information:
Phone: (855) 699-3103
Fax: (207) 347-2195
 E-mail Address: pinegrove.ta@atlanticfundservices.com
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Ladies and Gentlemen:
The undersigned previously tendered all or some of its shares in Pine Grove Alternative Institutional Fund (the "Fund") for repurchase by the Fund by submitting a Letter of Transmittal Regarding Class A Shares in the Fund Dated October 3, 2016 or earlier (the "Letter of Transmittal").
Such tender was in the amount of:
 All of the undersigned's shares.
 That amount of the undersigned's shares having the following dollar value:
$___________________________.
 That amount of the undersigned's shares whose value is in excess of the required minimum balance of $10,000 applicable for the Fund.
As indicated immediately below, the undersigned hereby wishes to withdraw its tender of shares in the Fund such that:
 NONE of the undersigned's shares will be repurchased by the Fund.
 SOME of the undersigned's shares will be repurchased by the Fund and the dollar value of those shares still to be repurchased by the Fund is:
$___________________________.*
* NOTE: This option may be used only to decrease the dollar value of the shares to be repurchased by the Fund. If an increase in the dollar value of the shares to be repurchased by the Fund is indicated on this form, the Fund shall consider this form null and void and shall process the undersigned's initial tender request as set forth in its previously submitted Letter of Transmittal.
The undersigned recognizes that, upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, all or some of the undersigned's shares in the Fund (as indicated above) previously tendered will not be repurchased by the Fund upon expiration of the tender offer described above.
Account Number:   _______________________

PLEASE BE SURE TO COMPLETE BOTH SIDES OF THIS FORM.
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SIGNATURE(S):
FOR INDIVIDUAL INVESTORS AND JOINT TENANTS:	FOR OTHER INVESTORS:
__________________________________________________	__________________________________________________
Signature	Print Name of Investor
(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON APPLICATION FORM UPON PURCHASE OF SHARES)
__________________________________________________	__________________________________________________
Print Name of Investor	Signature
(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON APPLICATION FORM UPON PURCHASE OF SHARES)
__________________________________________________	__________________________________________________
Joint Tenant Signature if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON APPLICATION FORM UPON PURCHASE OF SHARES)	Print Name of Signatory and Title
__________________________________________________	__________________________________________________
Print Name of Joint Tenant	Co-signatory if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON APPLICATION FORM UPON PURCHASE OF SHARES)
__________________________________________________
Print Name and Title of Co-Signatory
Date: ______________________________________________

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